MEMORANDUM OF UNDERSTANDING TO: JONATHAN ROBINS FROM: BRYAN LEWIS SUBJECT: SEPARATION FROM INTELLICHECK DATE: JULY 16, 2026 CC: PERSONNEL FILE This Memorandum of Understanding documents your agreement with Intellicheck, on the following terms regarding the separation of your employment from Intellicheck: • Effective Saturday, July 18, 2026, you will be placed on unpaid leave. • You will remain on unpaid leave from Saturday, July 18, 2026, through Friday, October 16, 2026. Your company healthcare benefits (Medical, Dental, Vision, Short-Term Disability, Long-Term Disability and Life Insurance) will continue during this period, and Intellicheck will pay the entire cost of these benefits during this period. • Friday, October 16, 2026, will be your final day of employment with Intellicheck. Your Intellicheck employment will terminate at the close of business on Friday, October 16, 2026. Your health coverage will end on October 31, 2026. • You intend to elect COBRA continuation coverage of your company healthcare benefits beginning November 1, 2026 through March 31, 2026. If you timely elect COBRA continuation coverage for this period, Intellicheck will pay the entirety of the cost for COBRA continuation coverage for this period. • You agree and promise to waive and release all claims permitted by applicable law arising out of or relating to your employment with Intellicheck. You will execute a separation agreement waiving and releasing all such claims on or about your final date of employment with Intellicheck. Please sign and date where indicated below to confirm your agreement to these terms and to this Memorandum of Understanding. ________________________ July ____, 2026 Jonathan Robins ________________________ July ____, 2026 Bryan Lewis 18